Exhibit 10(g)

Supplement effective February 15, 2008 as it applies to grant of special SERP credits
Supplemental Benefits

1.  Pursuant to Section 5.03 of the FPL Group, Inc. Supplemental Executive Retirement Plan (the "Plan"), which provides for the approval of this Supplement to the Plan, additional credits may be added to the Supplemental Matching Contribution Account for certain Participants from time to time. The amount and effective date for the additional credits shall be shown on this Supplement to the Plan.

2. Schedule of Supplemental Benefits:

Executive Officer Participant	Amount of Supplemental Matching Contribution Account Credit	Number of Shares to Credit as of 02/15/2008

Hay, III, Lewis	$170,000	2,508
Robo, James	$90,000	1,327
Olivera, Armando	$200,000	2,950
Davidson, F. Mitchell	$30,000	442
Escoto, Robert	$60,000	885
McGrath, Robert	$65,000	958
Rodriguez, Antonio	$175,000	2,581
Stall, J. Arthur	$90,000	1,327
Tancer, Edward	$55,000	811
Cutler, Paul	$30,000	442
Davis, K. Michael	$75,000	1,106
[Other non-executive officers also received this credit]

3.  This Supplement shall be deemed incorporated by reference into the Plan. In the event of any discrepancy between this Supplement and the provisions of the Plan, the provisions of this Supplement shall govern.